UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 15, 2010

IMH Secured Loan Fund, LLC
__________________________________________
 (Exact name of registrant as specified in its charter)

Delaware	000-52611	81-0624254
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4900 N. Scottsdale Rd., Suite 5000 Scottsdale, Arizona		85251
(Address)		(Zip Code)

Registrant’s telephone number, including area code:	(480) 840-8400

N/A
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [x]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 [  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The IMH Secured Loan Fund, LLC (the “Fund”), announced that on June 14, 2010, the independent inspector of elections provided the Fund with preliminary results of the consent solicitation.  These preliminary results indicate, as previously reported by the Fund on June 9, 2010, that the Fund received more than the requisite number of written consents to approve the Conversion Transactions described in the Consent Solicitation/Prospectus, and the 2010 IMH Financial Corporation Employee Stock Incentive Plan, as of June 9, 2010.  The preliminary results received from the independent inspector of elections show that of the 73,038 total Fund membership units outstanding, 47,231 units were represented in the vote (64.67% of the total Fund membership interests). Of the 73,038 total units outstanding, the preliminary results indicate that on Proposal #1, the Conversion Transactions, the net vote was 57.48% in favor (41,981 units), 6.80% against (4,968 units), and 0.26% abstained (193 units).  On Proposal #2, the 2010 IMH Financial Corporation Employee Stock Incentive Plan, the preliminary results indicated that 50.33% voted for (36,757 units), 12.46 % against (9,098 units), and 1.88% abstained (1,376 units).

Of the total net consents remitted during this process, 89.05% voted in favor of the Conversion Transactions (41,981 units), 10.54% voted against (4,968 units), and 0.41% abstained (193 units). With respect to the approval of the Stock Incentive Plan, of the total net consents remitted, 77.82% voted for (36,757 units), 19.26% against (9,098 units), and 2.91% abstained (1,376 units).  As of June 9, 2010, a competing consent solicitation by a group referring to itself as the Committee to Protect IMH Secured Loan Fund resulted in the revocation of “yes” votes for approximately 0.12% (88 units) of the 73,038 total units outstanding, the net effect of which is already reflected in the above percentages. Revocation of “yes” votes accounted for approximately 0.19% of the total consents received. The preliminary results may be challenged and are still subject to final certification by the independent inspector of elections. The certified final results will be disclosed once available.

Item 8.01.   Other Events.

On behalf of the Fund, Investors Mortgage Holdings Inc., the manager of the Fund, filed the revised press release attached hereto as Exhibit 99.1 today regarding the preliminary results of the consent solicitation and a lawsuit filed against the Fund in the Delaware Court of Chancery.  The information in the press release is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Ehibit No.	Description
99.1	Press Release, dated June 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 15, 2010	IMH SECURED LOAN FUND, LLC

	By:	Investors Mortgage Holdings, Inc.

	Its:	Manager

	By:	/s/ Shane Albers

Shane Albers
Chairman and Chief Executive Officer